UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Seventh Supplemental Indenture

On May 13, 2021, Dana Incorporated (“Dana”) closed its offering of 4.250% Senior Notes due 2030 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of January 28, 2011 (the “Base Indenture”), between Dana and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of May 13, 2021 (the “Seventh Supplemental Indenture”).

The Seventh Supplemental Indenture provides, among other things, that the Notes will be senior unsecured obligations of Dana. Interest is payable on the Notes on March 1 and September 1 of each year, beginning September 1, 2021. The Notes will mature on September 1, 2030.

Dana may redeem the Notes in whole or in part on or after May 1, 2026, at redemption prices of 102.125%, 101.417% or 100.708% of the principal amount thereof if the redemption occurs during the 12-month period beginning on May 1, 2026, 2027, or 2028, respectively, and at a redemption price of 100.000% of the principal amount thereof on or after May 1, 2029, in each case plus accrued and unpaid interest to (but not including) the redemption date. Prior to May 1, 2024, Dana may redeem up to 40% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with an amount equal to the net cash proceeds of one or more equity offerings, at a price equal to 104.250% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the redemption date, provided that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remains outstanding after the redemption. Prior to May 1, 2026, Dana also may redeem the Notes in whole or in part at a redemption price equal to 100.000% of the aggregate principal amount thereof, plus accrued and unpaid interest to (but not including) the redemption date plus a “make-whole” premium.

Subject to certain limitations, in the event of a change of control of Dana, Dana will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the date of purchase.

The Notes will rank equally with all of Dana’s other unsecured senior indebtedness. The Notes will not be initially guaranteed by any of Dana’s subsidiaries. The Notes will be effectively subordinated to any of Dana’s secured indebtedness, to the extent of the assets securing such indebtedness, and to all of the debt and other liabilities of Dana’s subsidiaries that do not guarantee the Notes.

The Seventh Supplemental Indenture contains restrictive covenants that, among other things, limit Dana’s ability to: (i) incur additional debt, (ii) pay dividends and make other restricted payments, (iii) create or permit certain liens, (iv) use the proceeds from sales of assets and subsidiary stock, (v) create or permit restrictions on the ability of Dana’s restricted subsidiaries to pay dividends or make other distributions to Dana, (vi) enter into transactions with affiliates, and (vii) consolidate or merge or sell all or substantially all of Dana’s assets. The foregoing limitations are subject to exceptions as set forth in the Seventh Supplemental Indenture. In addition, if in the future (x) the Notes have been assigned an investment grade rating by two of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings Inc., and (y) no default has occurred and is continuing, certain of these covenants will, thereafter, no longer apply to the Notes for so long as the Notes maintain these specified ratings. The Seventh Supplemental Indenture also provides for customary events of default.

A copy of the Seventh Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The above description of the material terms of the Seventh Supplemental Indenture is not complete and is qualified in its entirety by reference to the Seventh Supplemental Indenture.

Eighth Supplemental Indenture

On May 13, 2021, Dana and the Trustee entered into the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”) to the Indenture, dated as of January 28, 2011, between Dana and the Trustee, in connection with the early settlement of Dana’s previously announced tender offer and consent solicitation (the “Tender Offer and Consent Solicitation”) for Dana’s 5.500% Senior Notes due 2024 (the “2024 Notes”). The Eighth Supplemental Indenture amends the indenture governing the 2024 Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions, and shorten the required notice period for redemptions of the 2024 Notes from 30 days to two business days. The information set forth under Item 8.01 below is incorporated by reference into this Item 1.01.

A copy of the Eighth Supplemental Indenture is filed as Exhibit 4.2 hereto and is incorporated herein by reference. The above description of the material terms of the Eighth Supplemental Indenture is not complete and is qualified in its entirety by reference to the Eighth Supplemental Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference.

Item 8.01	Other Events.

Tender Offer and Consent Solicitation

On May 13, 2021, Dana announced that as of 5:00 p.m., New York City time, on May 12, 2021 (the “Early Tender Time”), holders of approximately $254 million aggregate principal amount of Dana’s outstanding 2024 Notes had tendered their 2024 Notes pursuant to the Tender Offer and Consent Solicitation.

As of the Early Tender Time, the tenders received by Dana for the 2024 Notes represented in the aggregate approximately 60% of the 2024 Notes. As a result, the requisite consent of holders of the 2024 Notes was obtained and, on May 13, 2021, Dana and the Trustee entered into the Eighth Supplemental Indenture. The Tender Offer and Consent Solicitation will expire at 12:00 a.m., New York City time, on Wednesday May 26, 2021 unless extended or earlier terminated (the “Expiration Time”), and holders of 2024 Notes who validly tender their 2024 Notes after the Early Tender Time but at or before the Expiration Time will only be eligible to receive the tender offer consideration and will not receive the consent and early tender payment.

On May 13, 2021, Dana announced that it exercised its right to accept for early payment all of the 2024 Notes tendered prior to the Early Tender Time. Pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement, dated April 29, 2021 (the “Statement”), Dana has accepted for purchase approximately $254 aggregate principal amount, or approximately 60%, of the 2024 Notes. As a result of Dana’s acceptance and payment for the tendered 2024 Notes, the provisions of the Eighth Supplemental Indenture became operative on May 13, 2021. Notwithstanding Dana’s exercise of its early acceptance rights, the Tender Offer and Consent Solicitation will remain open until the Expiration Time, unless extended or earlier terminated.

Each holder who tendered its 2024 Notes prior to the Early Tender Time received on May 13, 2021, the total consideration of $1,020.00 per $1,000 principal amount of the 2024 Notes tendered, which includes $990.00 as the tender offer consideration and $30.00 as the consent and early tender payment. In addition, accrued interest up to, but not including, the payment date of the 2024 Notes was paid in cash on all tendered and accepted 2024 Notes.

The complete terms and conditions to the Tender Offer and Consent Solicitation for the 2024 Notes are detailed in the Statement. The Tender Offer and Consent Solicitation is being made only through, and subject to the terms and conditions set forth in the Statement.

On May 13, 2021, Dana rescinded the notice of conditional full redemption, dated April 29, 2021 because the requisite consent of the holders of the 2024 Notes was obtained in connection with the Tender Offer and Consent Solicitation and issued a notice of redemption pursuant to the indenture governing the 2024 Notes, as amended by the Eighth Supplemental Indenture, announcing that Dana intends to redeem all of its outstanding 2024 Notes on May 17, 2021 (the “Redemption Date”) at a redemption price equal to 101.833% of the principal amount of the 2024 Notes, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Dana issued a news release in connection with such announcements, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated as of May 13, 2021, with respect to the Indenture, dated January 28, 2011, between Dana Incorporated and Wells Fargo Bank, National Association, as trustee.

4.2	Eighth Supplemental Indenture, dated as of May 13, 2021, with respect to the Indenture, dated January 28, 2011, between Dana Incorporated and Wells Fargo Bank, National Association, as trustee.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

99.1	Dana Incorporated News Release dated May 13, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: May 13, 2021	By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel and Secretary

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